AMENDED AND RESTATED

GUARANTEE OF PAYMENT

CONTINUING

THIS AMENDED AND RESTATED GUARANTEE OF PAYMENT (this “Guarantee”) is executed as of March 29, 2018 by HLBE PIPELINE COMPANY, LLC., a Minnesota limited liability company (hereinafter referred to as the “Guarantor”) in favor of COBANK, ACB, in its capacity as Administrative Agent on behalf of COMPEER FINANCIAL, FLCA, COMPEER FINANCIAL, PCA and COBANK, ACB (hereinafter referred to as “CoBank”).  This Guarantee amends, restates, consolidates, and supersedes that certain Continuing Guarantee executed by HLBE Pipeline Company, LLC and dated July 29, 2014.

RECITALS

HERON LAKE BIOENERGY, LLC (the “Borrower”) has obtained or may desire at some point in time and/or from time to time to obtain loans, advances and other financial accommodations from CoBank.  Owing to the Borrower’s financial condition and/or other factors, CoBank is not willing to extend or continue to extend credit to the Borrower without the guarantee of the Guarantor.  Because the Guarantor will derive substantial direct or indirect benefits from the extensions of credit to Borrower by CoBank, the Guarantor is willing to furnish that guarantee.

NOW, THEREFORE, in order to induce CoBank to extend credit to the Borrower and for good and valuable other consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

SECTION 1.  Guarantee.  The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to CoBank, or order, on demand, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, obligations and liabilities of the Borrower to CoBank, whether now existing or hereafter incurred, whether voluntary or involuntary, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Borrower may be liable individually or jointly with others, including, but not limited to, indebtedness, obligations and liabilities under or arising out of or in connection with any loans, advances, acceptances, letters of credit, indemnities, foreign exchange contracts or any other kind of contract or agreement under which the Borrower may be indebted to CoBank in any manner, whether for principal, interest, fees, surcharges, reimbursement obligations, expenses, stock subscription charges, obligations under Interest Rate Agreements (as defined below) or otherwise.  For ease of reference:  (i) all such indebtedness, obligations and liabilities shall hereinafter be collectively referred to as the “Guaranteed Obligations”; and (ii) all instruments, documents and agreements evidencing or relating to the Guaranteed Obligations (including all loan agreements, promissory notes, reimbursement agreements, security agreements, mortgages and deeds of trust) shall hereinafter collectively be referred to as the “Loan Documents”; and (iii) the term “Interest Rate Agreements” means any interest rate swap, hedge, cap, collar or similar agreement, including any master agreement published by the International Swap and Derivatives Association, Inc., between the Borrower and CoBank, designed to protect the Borrower from fluctuations in interest rates.  Guarantor and, by its acceptance of this Guarantee, CoBank, each hereby confirms that it is its intention that this Guarantee and the

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Guaranteed Obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Guarantee and the Guaranteed Obligations.  To effectuate the foregoing intention, Guarantor and, by its acceptance of this Guarantee, CoBank, hereby irrevocably agree that the Guaranteed Obligations at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance.

SECTION 2.  Guaranty of Payment; Waiver of Defenses, Etc.  This Guarantee is a guarantee of payment and not of collection.  The Guarantor acknowledges and agrees that this Guarantee is an absolute and independent obligation of the Guarantor and therefore waives any right to require that any action be brought against the Borrower, another guarantor or any other person or entity which is liable for all or any part of the Guaranteed Obligations, or to require that Secured Party seek to enforce or resort to any remedies with respect to any security interest, lien, encumbrance, right to setoff or similar right granted to Secured Party on account of the Guaranteed Obligations.  If Guarantor consists of multiple individuals and/or entities, their liability hereunder shall be joint and several, and the compromise of any claim with, or the release of, any one such individual or entity shall not constitute a compromise with, or a release of, any other such individual or entities.  The Guarantor’s obligations hereunder shall be payable on demand and shall be absolute and unconditional irrespective of (and the Guarantor hereby expressly waives any defense or claim of discharge based on):  (i) the alteration or modification from time to time (whether material or otherwise) of the Guaranteed Obligations, including the date, time, and place of payment, an increase or decrease in the rate or rates of interest accruing on the Guaranteed Obligations, the period during which the Guaranteed Obligations may be made, the amount of the Guaranteed Obligations or otherwise; (ii) the waiver by CoBank of the Borrower’s compliance with any of the terms and conditions of the Loan Documents; (iii) the forbearance by CoBank from exercising any right or remedy it may have under the Loan Documents or under law; (iv) any inability, failure, neglect or omission to obtain, perfect, maintain, enforce, or realize upon any collateral for the Guaranteed Obligations, or to pursue or obtain any deficiency judgment against the Borrower following any foreclosure of any security interest, mortgage or deed of trust; (v) the loss or impairment of any collateral, the subordination or release of CoBank’s lien thereon, or the sale, pledge, surrender, exchange or substitution of any collateral; (vi) any act or omission (except acts or omissions in bad faith) of Secured Party that increases the scope of the Guarantor’s risk under this Guarantee, including negligent administration by secured Party of the Guaranteed Obligations:  (vii) CoBank releasing, waiving, discharging, or modifying the obligations of one or more other guarantors (whether a party hereto or to a separate agreement with CoBank); (viii) the acceptance by CoBank of any partial payment on the Guaranteed Obligations or any collateral therefor, or CoBank settling, subordinating, compromising, discharging, or releasing the Guaranteed Obligations or any collateral therefor; (ix) the enforceability of the Loan Documents; (x) any defenses or counterclaims assertable by the Borrower, including any defense or counterclaim based on failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction and usury; (xi) any setoff, counterclaim, recoupment or similar right assertable by the Borrower, the Guarantor, or other guarantor (whether a party hereto or to a separate guarantee); (xii) if applicable, the incapacity, death or disability of the Guarantor; or (xiii) any other circumstance which constitutes

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a legal or equitable discharge of a guarantor or surety.  This Guarantee shall continue in full force and effect until ninety (90) days after written notice of termination shall have been received by CoBank.  Notwithstanding the foregoing, such notice of termination shall not be effective as to:  (1) any Guaranteed Obligations existing prior to the effective date of termination; (2) any Guaranteed Obligations arising thereafter pursuant to any commitment to extend credit entered into prior to the effective date of such notice (regardless of whether CoBank has or from time to time acquires a right to suspend or terminate such commitment owing to the occurrence of a default or otherwise); (3) any extensions, renewals, or refinancings of any Guaranteed Obligations referred to in (1) or (2) above made before or after the effective date of termination; and (4) interest, fees, expenses, and other Guaranteed Obligations relating to any of the foregoing.  In addition, no such notice of termination shall in any manner impair or alter CoBank’s rights or obligations hereunder with respect to such Guaranteed Obligations or affect or impair the obligations of any other guarantor (whether a party hereto or to a separate guarantee).

SECTION 3.  Subordination and Subrogation.  The Guarantor hereby agrees that all indebtedness and other obligations of the Borrower (now existing or hereafter incurred) to the Guarantor are and shall be subordinated in right of payment to the prior payment in full by the Borrower of its obligations to CoBank under the Loan Documents.  During the existence of a default under the Loan Documents, no payments by the Borrower shall be accepted by the Guarantor with respect to such subordinated obligations and, if any such payments are inadvertently received, the same shall be held in trust and promptly turned over to CoBank.  The Guarantor hereby waives all claims, rights or remedies that it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of CoBank) to seek contribution, indemnification, or any other form of reimbursement from the Borrower, any other guarantor, or any other person or entity now or hereafter primarily or secondarily liable for any obligations of the Guarantor to CoBank, for any disbursement made by the Guarantor under or in connection with this Guarantee or otherwise.  The Guarantor hereby stipulates and agrees that any such disbursement made by the Guarantor shall be a contribution to the equity capital of the Borrower.

SECTION 4.  Recovery of Payment.  If any payment received by CoBank and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Guarantor), whether by court order, administrative order, or settlement, the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guarantee and all instruments or documents executed in connection herewith or securing the Guarantor’s obligations hereunder, be deemed to have continued in existence, and this Guarantee shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made, notwithstanding any termination of this Guarantee or the cancellation of any note or other agreement evidencing the Guaranteed Obligations.

SECTION 5.  Information Regarding Borrower; Waiver of Notices, Etc.  The Guarantor assumes responsibility for keeping fully informed of the financial condition of the Borrower, its liability hereunder and all other circumstances affecting the Borrower’s ability to pay and perform the Guaranteed Obligations.  The Guarantor agrees that CoBank shall have no duty to report to or notify the Guarantor of:  (i) any information which CoBank shall receive about

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the financial condition of the Borrower (including adverse matters); (ii) the Borrower’s performance under the Loan Documents (including nonpayment or the occurrence of any other default); (iii) any circumstances bearing on the Borrower’s ability to perform the Guaranteed Obligations; (iv) any increases or decreases in the amount of the Guaranteed Obligations, any renewals, extensions or refinancing(s) of any Guaranteed Obligation, or any changes in the terms and/or structure of the Guaranteed Obligations, including any interest rate adjustments; (v) any actions taken by CoBank or the Borrower under any Loan Document; (vi) any matters relating to another guarantor; (vii) any matter set forth in Section 2 hereof; or (viii) any other matter relating to the Guaranteed Obligations; and the Guarantor hereby expressly and unconditionally waives any defense or claim of discharge based on the failure of CoBank to report to or notify the Guarantor of any such information.  In addition, the Guarantor hereby acknowledges that it has entered into this Guarantee based upon its own independent knowledge of or investigation into the affairs of the Borrower and any other guarantor (whether a party hereto or to a separate guarantee) and has not relied in any respect on CoBank or any officers, employees, or agents thereof.  In addition, although the Borrower is a legal entity, Guarantor agrees that it is not necessary for CoBank to inquire into the powers of the Borrower, or the officers, directors, or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

SECTION 6.  Representations and Warranties.  The Guarantor hereby represents and warrants as follows:

(A)Binding Agreement.  This Guarantee and each instrument and document executed in connection herewith is, or when executed and delivered will be, the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally.

(B)Litigation.  There are no pending legal, arbitration, or governmental actions or proceedings to which the Guarantor is a party or to which any of its property is subject which, if adversely determined, could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Guarantor, or on the ability of the Guarantor to perform its obligations hereunder or under any instrument or document executed in connection herewith, and to the best of the Guarantor’s knowledge, no such actions or proceedings are threatened or contemplated.

(C)Conflicting Agreements.  Neither this Guarantee nor any instrument or document executed in connection herewith conflicts with, or constitutes (with or without the giving of notice and/or the passage of time and/or the occurrence of any other condition) a default under, any other agreement to which Guarantor is a party or by which it or any of its property may be bound or affected, and does not conflict with any provision of its bylaws, articles of incorporation or other organizational documents.

(D)Consents and Approvals.  No consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Guarantor is a party or by which it or any of its property may be bound or affected, is necessary in connection with the Guarantor’s execution, delivery, performance or enforcement of this Guarantee or any

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instrument or document executed in connection herewith, except as have been obtained and are in full force and effect.

(E)Financial Statements; No Material Adverse Change; Etc.  All financial statements concerning the Guarantor and its subsidiaries (the “Financial Statements”), if any, submitted to CoBank by the Guarantor are complete and correct and fairly present the financial condition of the Guarantor and the results of the Guarantor’s operations for the periods covered thereby, and were prepared in accordance with United States generally accepted accounting principles consistently applied (the “Accounting Standards”).  Since the date of the Guarantor’s submission of the Financial Statements to CoBank, there has been no material adverse change in the condition, financial or otherwise, business, or operations of the Guarantor.  There are no liabilities of the Guarantor, fixed or contingent, which are material but which are not reflected in the Financial Statements.  Each submission of financial information or documents relating to the Guarantor will constitute a representation and warranty by the Guarantor that such information and documents are true and accurate in all material respects and do not fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(F)Compliance with Laws.  The Guarantor is in compliance with all applicable laws, rules, regulations, ordinances, codes, orders or the like, including, without limitation, all laws relating to environmental protection (collectively, “Laws”).

(G)Compliance with Guarantee.  As of the date hereof, the Guarantor is operating its business in compliance with all of the covenants set forth in this Guarantee.

SECTION 7.  Covenants.  While this Guarantee is in effect, the Guarantor agrees to comply with all covenants set forth in all loan and other credit agreements between the Guarantor and CoBank and/or between the Borrower and CoBank (to the extent such covenants apply to the Guarantor), whether now existing or hereafter entered into, and all amendments, supplements, restatements and replacements to or of any such agreements, which covenants are hereby, and shall hereafter continuously be, incorporated by reference.  In the event such other agreements cease to be in effect, then such covenants shall continue as provisions hereof and, at CoBank’s option, this Guarantee shall be amended to specifically add those covenants to this agreement.

SECTION 8.  Expenses.  In the event CoBank employs counsel to protect or enforce its rights hereunder against the Guarantor, all attorneys’ fees arising from such services and all expenses, costs, and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor.

SECTION 9.  Notices.  All notices hereunder will be in writing and will be deemed to have been duly given when addressed to the party intended to receive the same at the address of such party set forth below (or such other address either party may specify by like notice), (i) upon delivery if personally delivered to a party at such address, (ii) three days after the same is deposited in the United States mail as first class, certified mail, return receipt requested, postage paid, (iii) one business day after the same has been deposited with Federal Express or another nationally

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recognized overnight courier service if designated for next-day delivery, and (iv) upon delivery if sent by facsimile or electronic mail with confirmation of delivery of the same:

If to CoBank, as follows:If to the Guarantor, as follows:

For general correspondence purposes:HLBE Pipeline Company, LLC

P.O. Box 511091246 390th Avenue

Denver, Colorado  80217-5110Heron Lake, Minnesota 56137

For direct delivery purposes, when desired:Attention:  President or General Manager

6340 S. Fiddlers Green Cir.Fax No.:  (507) 793-0078

Greenwood Village, Colorado  80111-1914

Attention:  Credit Information Services

Fax No.:  (303) 224-6101

SECTION 10.  Amendments, Etc.  This writing is intended by the parties as a final expression of their agreement and is also intended as a complete and exclusive statement of the terms of that agreement.  No course of dealing, course of performance, or trade usage, and no parol evidence of any nature, shall be used to supplement or modify its terms.  No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor herefrom shall be effective unless the same shall be in writing and signed by CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.  No Waiver; Remedies.  No failure on the part of CoBank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 12.  Choice of Law; Submission to Jurisdiction; Waiver of Venue, Service of Process; Waiver of Jury Trial.

(A)Applicable Law.  Without giving effect to the principles of conflict of law and except to the extent governed by federal law, the laws of the State of Colorado, without reference to choice of law doctrine, will govern this Guarantee, and all disputes and matters between the parties to this Guarantee.

(B)Submission to Jurisdiction; Service of Process.  The Guarantor hereby irrevocably consents to the nonexclusive jurisdiction of any state or federal court in Denver, Colorado, and consents that CoBank may affect any service of process in the manner and at the Guarantor’s address set forth herein for providing notice or demand; provided that nothing contained in this Guarantee will prevent CoBank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any collateral or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction.

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(C)Waiver of Venue.  The Guarantor acknowledges and agrees that the venue provided above is the most convenient form for the Guarantor and CoBank.  The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guarantee.

(D)Waiver of Jury Trial.  The Guarantor hereby irrevocably waives any right it may have to a trial by jury in connection with any action direct or indirectly arising out of or relating to this Guarantee, and certifies that no representative, administrative agent or attorney of CoBank has represented, expressly or otherwise, that CoBank would not, in the event of litigation, seek to enforce the foregoing waiver.

SECTION 13.  Notice of Acceptance.  The Guarantor hereby waives notice of acceptance hereof.

SECTION 14.  Security.  This Guarantee is secured by any and all security agreements, pledges, assignments, mortgages, deeds of trust, or other security documents executed by Guarantor in favor of CoBank, including any replacements, modifications or amendments thereto.  In addition, at CoBank’s request, the Guarantor agrees to grant to CoBank, by means of such instruments and documents as CoBank shall require, a first lien on such of the Guarantor’s other assets, whether now existing or hereafter acquired, as CoBank may from time to time require.

SECTION 15.  Eligible Contract Participant.  Notwithstanding anything in this Guarantee to the contrary, if, and to the extent the guarantee by the Guarantor of the Borrower’s obligations under Interest Rate Agreements is or becomes illegal under the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”), or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act, amounts received from the Guarantor or its assets shall not be applied to such Interest Rate Agreement obligations, and such obligations shall not constitute Guaranteed Obligations for purposes of this Guarantee.  If an obligation arises under an Interest Rate Agreement governing more than one transaction, this exclusion shall apply only to the portion of such obligation that is attributable to transactions for which this Guarantee is or becomes illegal.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date shown above by its duly authorized officers.

HLBE PIPELINE COMPANY, LLC

By:    /s/ Stacie Schuler

Name:  Stacie Schuler

Title:  CFO

3-22-18

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